EXHIBIT 10.3.1
AMENDED AND RESTATED 2001 MOODY’S CORPORATION
KEY EMPLOYEES’ STOCK INCENTIVE PLAN
(as amended and restated as of December 20, 2022)
1.Purpose of the Plan
The purpose of the Plan is to aid the Company and its Affiliates in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.
2.Definitions
The following capitalized terms used in the Plan have the respective meanings set forth in this Section:
(a)Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.
(b)Affiliate: Any entity (i) 20% or more of the voting equity of which is owned or controlled directly or indirectly by the Company, or (ii) that had been a business, division or subsidiary of the Company, the equity of which has been distributed to the Company’s stockholders, even if the Company thereafter owns less than 20% of the voting equity.
(c)Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.
(d)Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).
(e)Board: The Board of Directors of the Company.
(f)Cause: With respect to a Participant: (1) willful malfeasance, willful misconduct, or gross negligence by the Participant in connection with his or her employment, (2) continuing failure to perform such duties as are requested by any employee to whom the Participant reports or the Board, (3) failure by the Participant to observe material policies of his or her employer applicable to the Participant (including, without limitation, the Code of Business Conduct) or (4) the conviction of, or plea of guilty or nolo contendere by, the Participant to (i) any felony or (ii) any misdemeanor involving moral turpitude. The determination of whether a termination or other separation from employment is for Cause shall be made by the Committee, in its sole and absolute discretion, and such determination shall be conclusive and binding on the affected Participant.
(g)Change in Control: The occurrence of a change in ownership of Moody’s Corporation, a change in the effective control of Moody’s Corporation, or a change in the ownership of a substantial portion of the assets of Moody’s Corporation. For this purpose, a change in the ownership of Moody’s Corporation occurs on the date that any one person, or more than one person acting as a group (as determined pursuant to the regulations under Section 409A), acquires ownership of stock of Moody’s Corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of Moody’s Corporation. A change in effective control of Moody’s Corporation occurs on either of the following dates: (1) the date any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Moody’s Corporation possessing 50 percent or more of the total voting power of the stock of Moody’s Corporation, or (2) the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election. A change in the ownership of a substantial portion of the assets of Moody’s Corporation occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Moody’s Corporation that have a total gross fair market value (as determined pursuant to the regulations under Section 409A) equal to or more than 40 percent of the total gross fair market value of all of the assets of Moody’s Corporation immediately before such acquisition or acquisitions.
(h)Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(i)Committee: The Compensation & Human Resources Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder.
(j)Company: Moody’s Corporation, a Delaware corporation.
(k)Disability: Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.
(l)Fair Market Value: On a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.
(m)Good Reason: Without the Participant’s consent: (1) a material reduction in the position or responsibilities of the Participant; (2) a material reduction in the Participant’s base salary; or (3) a relocation of the Participant’s primary work location to a distance of more than fifty (50) miles from its location as of the date of a Change in Control.
(n)ISO: An Option that is also an incentive stock option granted pursuant to Section 7(d) of the Plan.
(o)LSAR: A limited stock appreciation right granted pursuant to Section 8(d) of the Plan.
(p)Option: A stock option granted pursuant to Section 7 of the Plan.
(q)Option Price: The purchase price per Share of an Option, as determined pursuant to Section 7(a) of the Plan.
(r)Other Stock-Based Awards: Awards granted pursuant to Section 9 of the Plan including, without limitation, Restricted Stock, Restricted Stock Units and Performance Shares.
(s)Participant: An individual who is selected by the Committee to participate in the Plan pursuant to Section 5 of the Plan.
(t)Performance-Based Awards: Other Stock-Based Awards granted pursuant to Section 9(b) of the Plan.
(u)Performance Shares: An Award representing a right to acquire Shares at a future date conditioned on the achievement of performance goals, granted pursuant to Section 9 of the Plan.
(v)Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).
(w)Plan: The Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan, as amended.
(x)Post-Retirement Exercise Period: As such term is defined in Section 7(f) of the Plan.
(y)Restricted Stock: Restricted stock granted pursuant to Section 9 of the Plan.

(z)Restricted Stock Unit: A restricted stock unit representing a right to acquire a fixed number of Shares at a future date, granted pursuant to Section 9 of the Plan.
(aa)Retirement: Termination of employment with the Company or an Affiliate (i) for Participants who are (A) hired or rehired on or after January 1, 2020 or (B) employed by the Company as of January 1, 2020 and are younger than age 45 on such date, after such Participant has both attained age 55 and had ten or more consecutive years of service with the Company through and ending with the date of such Participant’s voluntary termination of employment, or (ii) for all other Participants, after such Participant has both attained age 55 and had five or more consecutive years of service with the Company through and ending with the date of such Participant’s voluntary termination of employment; or, with the prior written consent of the Committee that such termination be treated as a Retirement hereunder, termination of employment under other circumstances.
(ab)Shares: Shares of common stock, par value $0.01 per Share, of the Company.
(ac)Special Exercise Period: As such term is defined in Section 7(f) of the Plan.
(ad)Stock Appreciation Right: A stock appreciation right granted pursuant to Section 8 of the Plan.
(ae)Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).
(af)Termination of Employment: A Participant’s termination of employment with the Company or an Affiliate, as the case may be.
3.Shares Subject to the Plan
The maximum number of Shares that may be issued with respect to Awards granted under the Plan shall be 50,600,000 (subject to adjustment in accordance with the provisions of Section 10 hereof), whether pursuant to ISOs or otherwise, of which not more than 14,000,000 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof) will be available from and after December 11, 2012 for grants under the Plan of unrestricted Shares, Restricted Stock, Restricted Stock Units, Performance Shares or any Other Stock-Based Awards pursuant to Section 9 hereof. The maximum number of Shares with respect to which Awards of any and all types may be granted during a calendar year to any Participant shall be limited, in the aggregate, to 800,000 (subject to adjustment in accordance with the provisions of Section 10 hereof). The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. For purposes of Section 3, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares issued upon exercise or settlement of an Award. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares used to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise. Shares which are subject to Awards which terminate, expire, are forfeited or lapse and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan and may be utilized again with respect to Awards granted under the Plan.
4.Administration
The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each “nonemployee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto); provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, administrative error or omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant, exercise, vesting or settlement of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery of Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value on the date of the exercise, vesting or settlement (as applicable) of an Award sufficient to satisfy the applicable withholding taxes. In addition, with the approval of the Committee, a Participant may satisfy any additional tax that the Participant elects to have the Company withhold by delivering to the Company or its designated representative Shares already owned by the Participant or, in the case of Shares acquired through an employee benefit plan, Shares held by the Participant for more than six months. To the fullest extent permitted under Delaware law, the Board or Committee may authorize one or more employees of the Company to grant Awards, subject to such terms and conditions as required under Delaware law or as the Board or Committee may impose.
5.Eligibility
Key employees (but not members of the Committee or any person who serves only as a director) of the Company and its Affiliates and consultants to the Company and its Affiliates, are eligible to be granted Awards under the Plan. Participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares to be covered by the Awards granted to each Participant.
6.Limitations
No Award may be granted under the Plan after the tenth anniversary of the date the Plan was most recently approved by stockholders, but Awards theretofore granted may extend beyond that date. No portion of any Award granted on or after April 17, 2019 shall vest, in whole or in part, prior to the first anniversary of the date of grant of the Award; provided, that up to 5% of the shares authorized for issuance pursuant to Section 3 may, if so determined by the Committee, vest and be settled prior to the dates otherwise provided for under Sections 6, 7, and 9 of the Plan.
7.Terms and Conditions of Options
Options granted under the Plan shall be, as determined by the Committee, non-qualified, incentive or other stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:
(a)Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.
(b)Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.
(c)Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 7 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such shares of Common Stock have been held by the Participant for no less than six months, (iii) partly in cash and partly in such Shares, (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased, or (v) through such other means as shall be prescribed in the Award agreement. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the occurrence of the exercise date (determined as set forth above) and, if applicable, the satisfaction of any other conditions imposed by the Committee pursuant to the Plan.
(d)ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). Unless otherwise permitted under Section 422 of the Code (or any successor section thereto), no ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. Notwithstanding Section 5 hereof, ISOs may be granted solely to employees of the Company and its Subsidiaries.
(e)Exercisability Upon Termination of Employment by Death or Disability. Upon a Termination of Employment by reason of death or Disability, in either case after the first anniversary of the date of grant of an Option, (i) the unexercised portion of such Option shall immediately vest in full and (ii) such portion may thereafter be exercised during the shorter of (A) the remaining stated term of the Option or (B) five years after the date of death or Disability.
(f)Exercisability Upon Termination of Employment by Retirement. Upon a Termination of Employment by reason of Retirement after the first anniversary of the date of grant of an Option, an unexercised Option may thereafter be exercised during the shorter of (i) the remaining stated term of the Option or (ii) five years after the date of such Termination of Employment (the “Post-Retirement Exercise Period”), but only to the extent to which such Option was exercisable at the time of such Termination of Employment or becomes exercisable during the Post-Retirement Exercise Period as if such Participant were still employed by the Company or an Affiliate; provided, however, that if a Participant dies within a period of five years after such Termination of Employment, an unexercised Option may thereafter be exercised, during the shorter of (i) the remaining stated term of the Option or (ii) the period that is the longer of (A) five years after the date of such Termination of Employment or (B) one year after the date of death (the “Special Exercise Period”), but only to the extent to which such Option was exercisable at the time of such Termination of Employment or becomes exercisable during the Special Exercise Period.
(g)Effect of Other Termination of Employment. Upon a Termination of Employment for any reason (other than death, Disability or Retirement after the first anniversary of the date of grant of an Option as described above), an unexercised Option may thereafter be exercised during the period ending 30 days after the date of such Termination of Employment, but only to the extent to which such Option was exercisable at the time of such Termination of Employment. Notwithstanding the foregoing and subject to Section 6, the Committee may, in its sole discretion, either by prior written agreement with the Participant or upon the occurrence of a Termination of Employment, accelerate the vesting of unvested Options held by a Participant if such Participant’s Termination of Employment is without “cause” (as such term is defined by the Committee in its sole discretion) by the Company.
(h)Nontransferability of Stock Options. Except as otherwise provided in Section 18 relating to designation of beneficiaries or in this Section 7(h), an Option shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution, and during the lifetime of a Participant an Option shall be exercisable only by the Participant. An Option exercisable after the death of a Participant or a transferee pursuant to the following sentence may be exercised by the designated beneficiary, legatees, personal representatives or distributees of the Participant or such transferee. The Committee may, in its discretion, authorize all or a portion of the Options previously granted or to be granted to a Participant, other than ISOs, to be on terms which permit irrevocable transfer for no consideration by such Participant to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of the Participant, any trust in which these persons have more than 50% of the beneficial interest, any foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests (“Eligible Transferees”), provided that (i) the stock option agreement pursuant to which such Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section and (ii) subsequent transfers of transferred Options shall be prohibited except those in accordance with the first sentence of this Section 7(h). The Committee may, in its discretion, amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act of 1933 or any comparable Form from time to time in effect. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of Termination of Employment of Sections 7(e), 7(f) and 7(g) hereof shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified, in Sections 7(e), 7(f) and 7(g). The Committee may delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of Options eligible to transfer Options, as well as to make other determinations with respect to Option transfers.
8.Terms and Conditions of Stock Appreciation Rights
(a)Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 8 (or such additional limitations as may be included in an Award agreement).
(b)Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant to exercise the Stock Appreciation Right in whole or in part and, upon such exercise, to receive from the Company an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the portion of the Stock Appreciation Right so exercised. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to a Stock Appreciation Right until the occurrence of the exercise date, the issuance of Shares pursuant to such exercise and, if applicable, the satisfaction of any other conditions imposed by the Committee pursuant to the Plan.
(c)Exercisability. Stock Appreciation Rights granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.
(d)Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.
(e)Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.
9.Other Stock-Based Awards
(a)Generally. The Committee, in its sole discretion, may grant Awards of unrestricted Shares, Restricted Stock, Restricted Stock Units and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (collectively, “Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof). Except as otherwise specifically authorized under Sections 6, 7, and 9 of the Plan, the grant, issuance, retention, vesting and/or settlement of Shares under any Other Stock-Based Award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than twelve months, and the grant, issuance, retention, vesting and/or settlement of Shares under any Other Stock-Based Award that is based solely upon continued employment and/or the passage of time may not vest or be settled in full prior to the thirty-sixth month following its date of grant, but may, subject to Section 6 hereof, be subject to pro-rata vesting over such period. Further, subject to Section 6 hereof, the Committee may provide for the satisfaction and/or lapse of all conditions under any such Other Stock-Based Award in the event of the Participant’s death, Disability or Retirement or in connection with a Change in Control, and the Committee may provide that any such restriction or limitation will not apply in the case of an Other Stock-Based Award that is issued in payment or settlement of compensation that has been earned by the Participant.
(b)Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 may be granted that are subject to performance vesting conditions (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of one or more pre-established, objective performance goals established in writing by the Committee, for a performance period established by the Committee. The performance goals shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); (xix) return on assets; (xx) accuracy, stability, quality or performance of ratings; (xxi) customer or investor satisfaction or value survey results, and/or (xxii) any other performance measure determined by the Committee. The Committee may appropriately adjust any evaluation of performance under the performance goal to (A) eliminate the effects of charges for restructurings, discontinued operations, all items of gain, loss or expense determined to be unusual in nature or infrequently occurring, or related to the acquisition or disposal of a business or asset group or related to a change in accounting principle, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) exclude any of the following material events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs whether or not classified as such for financial reporting purposes , (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company or any Affiliate, (vi) the effects of acts of war, terrorism, natural disasters or similar events that impact the Company, and (vii) such other circumstances as the Committee deems appropriate. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. The maximum amount payable pursuant to Performance-Based Awards denominated in cash granted to any one Participant with respect to one fiscal year of the Company shall be $5,000,000. The Committee shall determine whether, with respect to a performance period, the applicable objective performance goals (mentioned directly above) have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 409A of the Code, elect prior to the commencement of the relevant services or, if the Performance-Based Award constitutes performance-based compensation within the meaning of Section 409A(a)(4)(B)(iii) of the Code and is based on services performed over a period of at least 12 months, at any time but no later than six months before the end of the applicable performance period, to defer payment of a Performance-Based Award until a fixed date or the date of Participant’s separation from service with the Company and its Affiliates (or six months following such separation if required by Section 409A of the Code), as-specified in the election to defer.
(c)Terms and Conditions of Restricted Stock and Restricted Stock Units.
(i)Grant. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an agreement in form approved by the Committee. The vesting of a Restricted Stock Award or Restricted Stock Unit granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or an Affiliate, upon attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.
(ii)Receipt of Restricted Stock. As soon as practicable after an Award of Restricted Stock has been made to a Participant, there shall be registered in the name of such Participant or of a nominee the number of Shares of Restricted Stock so awarded. Except as provided in the applicable agreement, no Shares of Restricted Stock may be assigned, transferred or otherwise encumbered or disposed of by the Participant until such Shares have vested in accordance with the terms of such agreement. If and to the extent that the applicable agreement so provides, a Participant shall have the right to vote and receive dividends on the Shares of Restricted Stock granted to him or her under the Plan. Unless otherwise provided in the applicable agreement, any Shares received as a dividend on Restricted Stock or in connection with a stock split of the Shares of Restricted Stock shall be subject to the same restrictions as the Restricted Stock.
(iii)Payments Pursuant to Restricted Stock Units. Restricted Stock Units may not be assigned, transferred or otherwise encumbered or disposed of by the Participant until such Restricted Stock Units have vested in accordance with the terms of the applicable agreement. Upon the vesting of the Restricted Stock Units (unless a deferral election as described in the following sentence has been made), certificates for Shares shall be delivered to the Participant or his legal representative on the last business day of the calendar quarter in which such vesting event occurs or as soon thereafter as practicable, in a number equal to the Shares covered by the Restricted Stock Units. A Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 409A of the Code, elect prior to the grant of the Restricted Stock Unit and the commencement of the relevant services or, if the Restricted Stock Unit constitutes performance-based compensation within the meaning of Section 409A(a)(4)(B)(iii) of the Code and is based on services performed over a period of at least 12 months, at any time but no later than six months before the end of the applicable performance period, to defer receipt of his certificates beyond the vesting date until a fixed date or the date of the Participant’s separation from service with the Company and its Affiliates (or six months following such separation from service if required by Section 409A of the Code), as specified in the election to defer.
(iv)Effect of Termination of Employment or Death. Upon a Termination of Employment by reason of death, Disability or Retirement, in each case after the first anniversary of the date of the Award of Restricted Stock or Restricted Stock Units, the Restricted Stock or Restricted Stock Units shall immediately vest in full and all restrictions on such Awards shall terminate. Upon a Termination of Employment for any reason other than death, Disability or Retirement after the first anniversary of the date of the Award of Restricted Stock or Restricted Stock Units, a Participant’s unvested Restricted Stock and Restricted Stock Units shall be forfeited. Notwithstanding the foregoing, subject to Section 6 and Section 9(a), the Committee may, in its sole discretion, either by prior written agreement with the Participant or upon the occurrence of a Termination of Employment, accelerate the vesting of unvested Restricted Stock or Restricted Stock Units held by the Participant if such Participant’s Termination of Employment is without “cause” (as such term is defined by the Committee in its sole discretion) by the Company.
(d)Terms and Conditions of Performance Shares.
(i)Grant. Each grant of Performance Shares shall be evidenced by an agreement providing for the payment of Shares conditioned upon attainment of specified performance goals, in form approved by the Committee, and may be subject to the provisions applicable to Performance-Based Awards as set forth in Section 9(b) of the Plan.
(ii)Payments Pursuant to Performance Shares. Performance Shares may not be assigned transferred or otherwise encumbered or disposed of by the Participant until the Committee has certified the extent to which the applicable performance goals have been met and certified the number of Shares to be paid. The number of Shares so certified shall be delivered to the Participant or his legal representative at such time after the end of the performance period as shall be prescribed by the Committee in the Award agreement.
(iii)Effect of Termination of Employment. Subject to Section 6, upon a Termination of Employment by reason of death, Disability or Retirement, a Participant shall have such rights in his or her Performance Shares, if any, as may be prescribed by the Award agreement. Upon a Termination of Employment for any reason other than death, Disability or Retirement prior to the end of any applicable performance period, a Participant’s Performance Shares shall be forfeited, unless, subject to Section 6 and Section 9(a), the Committee, in its sole discretion, shall determine otherwise.
10.Adjustments Upon Certain Events
Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:
(a)Generally. In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of Shares or other corporate exchange or similar transaction, or any distribution to stockholders of Shares other than regular cash dividends, the Committee shall adjust the following to the extent necessary to achieve an equitable result: (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

(b)Change in Control. Unless otherwise determined by the Committee through an Award agreement or otherwise, if a Participant’s employment is terminated without Cause or by the Participant for Good Reason, in either case within the ninety (90) day period preceding or the two (2) year period following a Change in Control, the following shall occur: (i) each outstanding Option and Stock Appreciation Right shall become immediately vested and exercisable; (ii) restrictions on Awards of Restricted Stock and Restricted Stock Units that are not Performance-Based Awards shall lapse; and (iii) Other Stock-Based Awards not described in clause (ii) shall become payable in such manner as shall be set forth in the Award agreement. Notwithstanding the foregoing, if the acquiror or successor refuses to assume an Award or substitute an Award of equivalent value (as determined by the Committee in its discretion) in connection with a Change in Control, (A) each Option and Stock Appreciation Right shall become immediately vested and exercisable; provided, however, that if such Awards are not exercised prior to the date of the consummation of the Change in Control, the Committee, in its sole discretion and without liability to any person, may provide for (x) the payment of a cash amount in exchange for the cancellation of such Award and/or (y) the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards (previously granted hereunder) as of the date of the consummation of the Change in Control; (B) restrictions on Awards of Restricted Stock and Restricted Stock Units that are not Performance-Based Awards shall lapse; and (C) Other Stock-Based Awards not described in clause (B) shall become payable in such manner as shall be set forth in the Award agreement.
11.No Repricing
Notwithstanding anything in the Plan to the contrary, no Option or Stock Appreciation Right outstanding under the Plan may be repriced, regranted through cancellation, including cancellation in exchange for cash or other Awards, or otherwise amended to reduce the Option Price or exercise price applicable thereto (other than with respect to adjustments made in connection with a transaction or other change in the Company’s capitalization as described in Section 10) without the approval of the stockholders of the Company.
12.No Right to Employment
The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the employment of such Participant.
13.Successors and Assigns
The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
14.Nontransferability of Awards
Except as provided in Section 18 relating to designation of beneficiaries or in Section 7(h) of the Plan, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award shall be exercisable only by such Participant. An Award exercisable after the death of a Participant may be exercised by the designated beneficiary, the legatees, personal representatives or distributees of the Participant. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 14 or any part thereof (except with respect to ISOs) to the extent that this Section 14 or any part thereof is not required under the rules promulgated under any law, rule or regulation applicable to the Company.
15.Amendments or Termination
The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant, or amend the restriction on repricing in Section 11, or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Board or the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, neither the Committee nor the Board may amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change in Control.

16.International Participants
With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.
17.Choice of Law
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.
18.Designation of Beneficiaries
A Participant may file with the Company a written designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or change any such designation of beneficiary. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the entitlement of any such beneficiary to any Option, Stock Appreciation Right, unrestricted Shares, Restricted Stock, Restricted Stock Units, Performance Shares or other Award, the Committee may determine to recognize only the legal representative of such Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.
19.Clawback/Recoupment
All Awards granted under the Plan are subject to the terms of the Company’s clawback policy, as it may be amended from time to time. In addition, and notwithstanding any other provisions herein to the contrary, any performance-based or other incentive compensation, or any other amount paid to a Participant pursuant to an Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or any policy adopted by the Company will be subject to forfeiture and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement, or policy adopted by the Company.